UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 22, 2006

VoIP, Inc.
(Exact name of Company as specified in its charter)

Texas	000-28985	75-2785941
(State or Other Jurisdiction)	(Commission File Number)	(I.R.S. Employer Identification)
of Incorporation)

 151 So. Wymore Rd. Alomonte Springs, Suite 3000, Florida 32714

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (407) 389-3232

N/A

 (Former name or former address, if changed since last report)

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

In private placements to accredited investors, in July 2005 the Company sold discounted convertible promissory Notes in the total face amount of $287,500 and $230,000, and in November 2005, the Company sold discounted convertible promissory Notes in total face amount of $287,500 and $230,000 (collectively, the “Notes”).

On or About September 18, 2006, certain investors (the “Investors”) filed an action against the Company entitled Stonestreet Limited Partnership and Whalehaven Capital Fund Limited v. VoIP, Inc., in the Circuit Court of the Twelfth Judicial Circuit, Sarasota County, Florida (the “Action”) claiming a breach of contract related to the Notes. The Company filed an Answer to the Complaint denying all wrongdoing. In settlement of the Action, on or about September 18, 2006 the Company and the investors entered into a settlement agreement (the “Settlement Agreement”) pursuant to which:

▪
The amount due an owing under the Notes shall be reset to the principal amount due under the Notes in the amount of $911,781, together with interest due under the Notes in the amount of $34,192 and liquidated damages provided in the Notes in the amount of $41,030, for a total amount of $987,003,

▪
The Investors agreed to surrender $498,460 of the Notes Claims, on a pro rata basis, to the Company in exchange for 1,917,153 shares of The Company’s common stock, par value $0.001 per share, through the issuance of freely trading securities issued pursuant to Section 3(a)(10) of the Act.

▪
The Investors agreed to retain the balance of their claims of their Notes Claims, and the Company agrees to reset the conversion rate for the remaining balance under the Notes to $0.26 per share, which shall retain all rights.

▪
The Company agreed to amend its Certificate of Incorporation and take all steps necessary, including obtaining shareholder approval, to authorize at least an additional 1,879,011 shares of common stock and hold such shares in reserve for Plaintiffs’ benefit in connection with the balance of the Retained Notes retained by Plaintiffs herein on or before November 30, 2006.

▪
The Investors agreed that no Investor shall sell more than their pro-rata allocation of thirty percent (30%) of the daily trading volume in the Company’s common stock, provided however, any Investor may cumulate the daily trading volume in any given calendar week to compute their leak-out amount; provided further, that the aforementioned cumulative trading volume resets every Monday. This Investors’ Leak-Out provision does not apply to any sale of The Company’s common stock at a price above $0.75 per share.

▪
With respect to the balance of the claims retained by the Investors under the Notes, the Investors retain all rights granted to them in Notes that were not specifically waived in the Settlement Agreement.

▪	The Company and the Investors agreed to execute a mutual release upon the Investors’ receipt of the shares issued pursuant to Section 3(a)(10).

An order granting approval of the Settlement Agreement was signed on September 22, 2006.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VoIP, INC.

Date: September 28, 2006	By:	/s/ Anthony Cataldo
Anthony Cataldo
Chief Executive Officer